UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2016

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245
(Address of principal executive office) (Zip Code)

(310) 598-3173
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported under Item 2.01 of the Current Report on Form 8-K of Landmark Infrastructure Partners LP (the “Partnership”), filed on August 30, 2016, the Partnership completed its acquisition of 388 tenant sites and related real property interests and 5 solar sites accounted for as investments in receivables, consisting of wireless communication,  outdoor advertising and renewable power generation sites, from an affiliate of Landmark Dividend Growth Fund G — LLC (“Fund G”), in exchange for (i) 3,814,159 common units representing limited partner interests in the Partnership (“Common Units”); and (ii) cash consideration of approximately $86.9 million (the “Transaction”). The acquired portfolio included the contractual obligation to acquire two tenant sites and related real property interests in Los Angeles, California.  Upon the closing of these acquisitions, the Partnership is obligated to pay cash consideration of approximately $11.3 million to the property owner and to issue 221,729 Common Units to Fund G as additional consideration.

This Current Report on Form 8-K/A amends the Form 8-K filed on August 30, 2016 to file the financial information required by Items 9.01(a) and 9.01(b), as permitted by Items 9.01(a)(4) and 9.01(b)(2), respectively, of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired. Substantially all tenant sites and real property interests acquired by the Partnership in connection with the Transaction are occupied by single tenants subject to lease agreements that are effectively triple net leases whereby the tenant or the property owner are responsible for all expenses associated with the property, and no single asset included in the Transaction represented 10% or more of the Partnership’s total assets as reflected on its latest balance sheet filed with the Securities and Exchange Commission (the “SEC”) prior to each acquisition. For those assets leased to single tenants that are subject to lease agreements that are effectively triple net leases, the Partnership believes that financial information about the tenants, or the parent company of which the tenant is a wholly owned subsidiary, is more relevant to investors than financial statements of the acquired tenant site. These tenants, or their parent companies, are public companies that provide publicly available financial statements in reports filed with the SEC at http://www.sec.gov. The information in the table below sets forth the portion of the Transaction purchase price attributable to assets with the tenants listed below and is provided to conform to Regulation S-X, Rule 3-14 aggregation rules:

Tenant	Purchase Price	Public Entity
Sprint	$13,570,679	Sprint Corporation
Crown Castle	$13,407,331	Crown Castle International Inc.
T‑Mobile	$11,679,873	T-Mobile US, Inc.
AT&T Mobility	$10,936,878	AT&T Inc.

(b)    Pro forma financial information. The unaudited pro forma consolidated and combined financial statements of the Partnership for the years ended December 31, 2015, 2014 and 2013, and are filed herewith as Exhibit  99.1.

(d) Exhibits

Exhibit
Number	Description
99.1	Unaudited pro forma consolidated and combined financial statements for Landmark Infrastructure Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

5
Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: November 16, 2016	By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Unaudited pro forma consolidated and combined financial statements for Landmark Infrastructure Partners LP.